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                                  EXHIBIT 5.1

                             NEUMAN & DRENNEN, LLC
                         5445 DTC Parkway, Penthouse 4
                           Englewood, Colorado 80111
                          Telephone:  (303) 221-4700
                          Facsimile:  (303) 448-3454

December 17, 1999

FirstLink Communications, Inc.
190 SW Harrison Street
Portland, Oregon 97201

Re:  S.E.C. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to FirstLink Communications, Inc. (the
"Company")in connection with a Registration Statement to be filed with the United Stated Securities and Exchange Commission, Washington, D.C., pursuant to the Securities Act of 1933, as amended, relating to the registration of an aggregate of 910,000 shares "the "Shares") of the Company's no par value common stock (the "Common Stock") issuable upon exercise of warrants of the Company ("Warrants") and 140,000 Common Stock Purchase Warrants issuable upon exercise of options of the Company ("Options"). In connection with such representation of the Company, we have examined such corporate records, and have made such inquiry of government officials and Company officials and have made such examination of the law as we deemed appropriate in connection with delivering this opinion.

Based upon the foregoing, we are of the opinion as follows:

1. The Company has been duly incorporated and organized under the laws of the State of Oregon and is validly existing as a corporation in good standing under the laws of that state.

2. All necessary corporate action has been duly taken to authorize the establishments of the Plans and the issuance of the Shares under the Plans;

3. The shares registered for resale and offered by the Selling Shareholders have been lawfully and validly issued, fully paid and nonassessable shares of the Company's common stock; and

4. The Shares, when issued in accordance with the terms of the Warrants and Options will be legally issued, fully paid and nonassessable.

                                        Sincerely,


                                        David H. Drennen